Exhibit 10.45
AMENDMENT TO AMENDED & RESTATED EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to the Amended & Restated Employment Agreement (“Agreement”), dated __________, by and between Ferguson Enterprises, LLC (“FELLC”), a Virginia limited liability company, on behalf of itself and its new ultimate parent company, Ferguson Enterprises Inc., a Delaware corporation (“Ferguson”; collectively, with their subsidiaries, the “Company”) and __________________ (“Executive”), is made effective on August 1, 2024 (“Effective Date”) pursuant to Section 22 of the Agreement.
In recognition of the Company’s recent corporate reorganization, the parties hereby resolve to amend the Agreement as follows:
1. All references in the Agreement to “Ferguson plc” are hereby replaced with “Ferguson Enterprises Inc.”
2. The following Section 25 shall be added to the Agreement:
“25. Annual Re-Election to the FEI Board: Executive acknowledges that continued service as a Director of Ferguson Enterprises, Inc. (“Executive Director”) is subject to applicable laws and Ferguson’s Certificate of Incorporation and Bylaws, each as they may be amended or restated from time to time. Such continued service is further subject to re-election at Ferguson’s Annual Meeting of Shareholders (“Annual Meeting”) and this Agreement conveys no right to re-nomination by Ferguson’s Board each year.
If Executive is not nominated for re-election or is not re-elected at an Annual Meeting, such event shall be deemed to be “Good Reason” in accordance with Section 12.3 of the Agreement. Otherwise, such event shall have no impact on this Agreement or be the basis for any other claim by Executive of any kind against the Company.”

All other terms remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

FERGUSON ENTERPRISES, LLC: EXECUTIVE:

Allison Stirrup	Typed Name
Chief Human Resources Officer

Schedule I

Ferguson Enterprises, LLC has entered into the Amendment to the Amended & Restated Employment Agreement (“Amendment”) set forth immediately above this Schedule I with each of the named executive officers of Ferguson Enterprises Inc. listed below, effective as of August 1, 2024.

1. Kevin Murphy
2. William Brundage

2